UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K/A
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2007
RedEnvelope, Inc.
(Exact name of registrant as specified in its charter)
0-50387
(Commission File Number)

Delaware	33-0844285
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
149 New Montgomery Street
San Francisco, California 94105
(Address of principal executive offices, with zip code)
(415) 371-9100
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c)
     As previously reported, the Board of Directors (the “Board”) of RedEnvelope, Inc. (the “Company”) appointed John Pound to serve as the Company’s Executive Chairman, effective April 2, 2007, to assume day-to-day leadership responsibilities.
     On May 17, 2007, the Compensation Committee of the Board approved the compensation terms of Mr. Pound’s employment as Executive Chairman of the Company. Mr. Pound will receive an annual base salary of $300,000, a one-time relocation allowance in the amount of $100,000 and reimbursement for expenses of commuting between his current home and San Francisco during the first year of his employment as Executive Chairman pursuant to the Company’s standard travel policies. A written agreement between the Company and Mr. Pound covering the terms of his employment as Executive Chairman has not been entered into as of the date of this report.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RedEnvelope, Inc.
Date: May 23, 2007	By:	/s/ William T. Gochnauer
William T. Gochnauer
Chief Financial Officer

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